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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 30, 1999


                          DATA SYSTEMS & SOFTWARE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Delaware                       0-19771                   22-2786081
(State or Other Jurisdiction    (Commission file Number)        (IRS Employer
     of Incorporation)                                       Identification No.)



    200 Route 17, Mahwah, New Jersey                                 07430
(Address of Principal Executive Offices)                           (Zip Code)



        Registrant's telephone number, including area code (201) 529-2026


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 30, 1999, the Registrant's Comverge Technologies, Inc. subsidiary ("Comverge") completed the acquisition (the "Acquisition") of substantially all of the assets of the Control Systems division of Scientific-Atlanta, Inc. ("S-A"). The purchase price for the Acquisition is $4 million (subject to certain adjustments), of which $3.25 million was paid at closing.

     The purchase price and the other terms of the transaction were determined by arms-length negotiations among Comverge, S-A and the Registrant. Financing for the Acquisition was provided by a term loan from Bank Leumi USA.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of the Control Systems Division of
          Scientific-Atlanta, Inc.

     The required financial statements will be filed on or prior to November 13, 1999.

     (b) Pro Forma Financial Information

     The required pro forma information will be filed on or prior to November 13, 1999.

     (c) Exhibits.

     2.1 Asset Purchase Agreement between Comverge Technologies, Inc., and Scientific-Atlanta, Inc., dated as of June 11, 1999 (incorporated by reference to the Registrant's Report on Form 10-Q for the period ending June 30, 1999).


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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Township of Mahwah, State of New Jersey, on September 8, 1999.


                                           DATA SYSTEMS & SOFTWARE INC.



                                           BY: /s/ Yacov Kaufman
                                           -------------------------
                                           VICE PRESIDENT AND
                                           CHIEF FINANCIAL OFFICER


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